                                 EXHIBIT (1)(a)
                                 --------------


                    RESOLUTION OF THE BOARD OF DIRECTORS OF
              PFL LIFE INSURANCE COMPANY AUTHORIZING ESTABLISHMENT
                          OF THE MUTUAL FUND ACCOUNT.

                            WRITTEN CONSENT OF THE
                             BOARD OF DIRECTORS OF
                          PFL LIFE INSURANCE COMPANY

                               FEBRUARY 17, 1997


The undersigned, being all of the Directors of PFL Life Insurance Company, an Iowa corporation (hereafter referred to as the "Company"), acting as authorized in Section 490.821 of the Iowa Business Corporation Act and Article II, Section 8, of the Company's Bylaws, HEREBY ADOPT, unanimously, the following resolutions by Written Consent and authorize the actions therein to be taken by the Company upon the filing of the Written Consent in the Minute Book of the Company:

     RESOLVED, that the officers of the Company be and they hereby are authorized to establish the "PFL Life Variable Annuity Account A" and the "PFL Life Variable Annuity Account B," separate accounts for the purpose of selling approved variable insurance contracts;

     BE IT FURTHER RESOLVED, that the officers of this company be and they hereby are authorized and instructed to take any and all actions necessary in order to carry out the powers hereby conferred, including but not limited to, the filing of any statement and amendments thereto with the Securities and Exchange Commission, execution of any and all required underwriting agreements, state regulatory filings, Blue Sky filings, policy filings, and to execute any and all other documents that may be required by any Federal, state or local regulatory agency in order to operate the separate accounts.


This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Board of Directors of PFL Life Insurance Company as of the date first hereinabove set forth.


/s/ Patrick S. Baird                     /s/ Douglas C. Kolsrud
--------------------                     ----------------------
Patrick S. Baird                          Douglas C. Kolsrud


/s/ William L. Busler                    /s/ Craig D. Vermie
---------------------                    -------------------
William L. Busler                         Craig D. Vermie


/s/ Patrick E. Falconio
-----------------------
Patrick E. Falconio
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                                 CERTIFICATION
                                 -------------


I, Craig D. Vermie, being the duly constituted Secretary of PFL Life Insurance

Company, an Iowa corporation with its principal place of business located at

4333 Edgewood Road N.E., Cedar Rapids, Iowa, hereby certify that the following is a true and correct copy of a resolution adopted by the Board of Directors of said corporation by written consent dated as of February 17, 1997, and that said resolution is still in full force and effect:

     RESOLVED, that the officers of the Company be and they hereby are authorized to establish the "PFL Life Variable Annuity Account A," a separate account for the purpose of selling approved variable insurance contracts;

     BE IT FURTHER RESOLVED, that the officers of this company be and they hereby are authorized and instructed to take any and all actions necessary in order to carry out the powers hereby conferred, including but not limited to, the filing of any statement and amendments thereto with the Securities and Exchange Commission, execution of any and all required underwriting agreements, state regulatory filings, Blue Sky filings, policy filings, and to execute any and all other documents that may be required by any Federal, state or local regulatory agency in order to operate the separate account.

     Dated at Cedar Rapids, Iowa, this 18th day of February, 1997.



     (SEAL)

                         By:  /s/ Craig D. Vermie
                              --------------------
                              Craig D. Vermie